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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            MGC Communications, Inc.
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             (Exact name of registrant as specified in its charter)

                Nevada                                  88-0360042
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

3301 N. Buffalo Drive, Las Vegas, Nevada                  89129
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(Address of principal executive offices)               (ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

                N/A                                        N/A
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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-49085 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
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                                 (Type of class)
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Item 1.  Description of Registrant's Securities to be Registered.

      A description of the Company's securities to be registered is contained in that certain registration statement on Form S-1 (No. 333-49085) registering shares of the Company's Common Stock under the Securities Act of 1933, as amended, filed with the Commission on April 1, 1998, which registration statement, as amended, including the description of the Company's securities, is incorporated by reference herein and made a part hereof.

Item 2.  Exhibits.

      1.    Specimen of the security to be registered. To be filed by amendment.

      2.1   Articles of Incorporation and Amendments of MGC Communications, Inc.

            Reference is made to the Articles of Incorporation and Amendments filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 333-38875) previously filed with the Commission, incorporated herein by reference and made a part hereof.

      2.2   By-laws of MGC Communications, Inc.

            Reference is made to the By-laws filed with the Commission as
            Exhibit 3.2 to the above referenced Registration Statement on Form S-1 (File No. 333-49085) previously filed with the Commission, incorporated herein by reference and made a part hereof.

      2.3   Certificate of Designation of Series A Convertible Preferred Stock.

            Reference is made to the Certificate of Designation of Series A Preferred Stock filed with the Commission as Exhibit 3.3 to the above referenced Registration Statement on Form S-4 (File No. 333-38875) previously filed with the Commission, incorporated herein by reference and made a part hereof.

      2.4 Stockholders Agreement dated as of November 26, 1997, among the Company, Maurice J. Gallagher, Jr., Nield J. Montgomery and certain investors identified therein.

            Reference is made to the Stockholders Agreement filed with the Commission as Exhibit 3.4 to the above referenced Registration Statement on Form S-4 (File No. 333-38875) previously filed with the Commission, incorporated herein by reference and made a part hereof.

      2.5 Registration Rights Agreement dated as of September 29, 1997 among the Company, Bear, Stearns & Co. Inc. and Furman Selz LLC.

            Reference is made to the Registration Rights Agreement filed with the Commission as Exhibit 4.2 to the above referenced Registration Statement on Form S-4 (File No. 333-38875) previously filed with the Commission, incorporated herein by reference and made a part hereof.


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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MGC COMMUNICATIONS, INC.


                                         By: /s/ Nield J. Montgomery
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                                             Nield J. Montgomery, President

                                         Date:  April 21, 1998


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